As Filed with the Securities and Exchange Commission on August 28, 2006 File No.:333-130937

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NUMBER 1 TO FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVALON DEVELOPMENT ENTERPRISES, INC.
(Name of small business issuer in its charter)

Florida	6519	59-3565377
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5113 Central Avenue
St. Petersburg, Florida 33707
	(727) 323-2326
(Address and telephone number of principal executive offices and principal place of business)

	Charles P. Godels
5113 Central Avenue
St. Petersburg, Florida 33707
	(727) 323-2326
(Name, address and telephone number of agent for service)

	Copies to:
	Diane J. Harrison, Esq.
6860 Gulfport Blvd. South No. 162, S. Pasadena, FL 33707
Phone/Fax: (727) 368-4448

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

DEREGISTRATION OF SECURITIES

Avalon Development Enterprises, Inc. (the "Company") filed a registration statement on Form SB-2 (File No. 333-130937) which was declared effective by the SEC on May 17, 2006 in connection with a public offering on a "best-efforts, maximum 4,000,000 Units" basis, at an offering price of $0.50 per unit. The Company has not sold any of the Units and is filing this Post-Effective Amendment No.1 to the Registration Statement to deregister the Units.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment Number One (1) to the registration statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida, on August 25, 2006.

(Registrant) Avalon Development Enterprises, Inc.
By: /s/ Charles P. Godels
Charles P. Godels
President , Chairman of the Board of Directors

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment Number One (1) to the SB-2 Registration Statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/Charles P. Godels	Principal Executive Officer, Chairman of the Board of Directors	August 25, 2006
Charles P. Godels
/s/Laura Larsen	Principal Accounting Officer, Director	August 25, 2006
Laura Larsen
/s/Madanna Yovino	Chief Financial Officer, Director	August 25, 2006
Madanna Yovino